NOTICE & PROXY STATEMENT, CLIPPER FUND/SM/

                           CLIPPER FUND/SM/
                          _________________

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD MARCH 23, 2000
                          _________________

To Our Shareholders:

   The Annual Meeting of Shareholders of Clipper Fund/SM/will be held on Thursday, March 23, 2000 at 10:00 a.m., at the Peninsula Beverly Hills, in the Verandah Room, at 9882 Little Santa Monica Boulevard, Beverly Hills, California. The purpose of the Annual Meeting is to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement, which is incorporated into this notice by reference:


   1.  Election of a Board of Directors;

   2. Ratification of the selection by the Board of Directors of Ernst & Young LLP as independent auditors for the Fund for the year ending December 31, 2000; and

   3.  Such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on January 31, 2000 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

                            By Order of the Board of Directors

                            /s/
                            James Gipson
                            Chairman & President

February 18, 2000

_____________________________________________________________________________

                                IMPORTANT

SHAREHOLDERS ARE REQUESTED TO DATE, FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

                            CLIPPER FUND/SM/
                            ________________

                            PROXY STATEMENT
                            ________________

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD MARCH 23, 2000

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Clipper Fund/SM/ (the "Fund") for use at the Annual Meeting of Shareholders of the Fund, to be held on Thursday, March 23, 2000 at 10:00 a.m. at the Peninsula Beverly Hills, in the Verandah Room, at 9882 Little Santa Monica Boulevard, Beverly Hills, California, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record at the close of business on January 31, 2000 will be entitled to receive notice of and to vote at the meeting. This proxy statement will be mailed to shareholders on or about February 18, 2000.

   Each share of capital stock is entitled to one vote, except that shareholders are entitled to cumulate votes for the election of directors. Thus, each shareholder entitled to vote for directors will be able to give one candidate that number of votes which is equal to six (the number of directors to be elected) multiplied by the number of shares that the shareholder holds, or be able to distribute that number of votes among two or more candidates in such a manner as the shareholder sees fit. Cumulative voting will be provided to all shareholders only if a shareholder at the meeting and prior to the election of directors gives notice of his intention to cumulate votes.

   The required quorum for the transaction of business at the Meeting is the presence in person or by proxy of a majority of the shares entitled to vote at the meeting of shareholders.

   Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, or, if no specification is made, according to the recommendations of the Board of Directors in this Proxy Statement. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by giving another proxy or by a writing delivered to the Fund. This revocation must show the shareholder's name and account number and must be received prior to the voting at the meeting to be effective. In addition, a shareholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting, thereby canceling any proxy previously given. The Fund had 14,128,597 shares of capital stock outstanding as of January 31, 2000.

  Proxy materials will be mailed to shareholders of record on or about February 18, 2000. Copies of the Fund's most recent Annual and/or Semi-Annual report may be obtained from the Fund at no charge by writing or telephoning the Fund at its principal executive offices at Suite 800, 9601 Wilshire Boulevard, Beverly Hills, CA 90210, telephone (800) 776-5033 Attention: Michele Smith.

                      PRINCIPAL SHAREHOLDERS
The following is information about persons known to the Fund to own beneficially five percent or more of the outstanding shares of the capital stock of the Fund as of January 31, 2000.

                                            Number of
                                          Shares Owned      Percent
     Name and Address                       of Record       of Class

Charles Schwab & Co. Inc. (1)               2,280,015        16.1%
Attention: Mutual Fund Department
101 Montgomery Street
San Francisco, California 94104

Fidelity Investments Institutional (2)      2,125,952        15.1%
Operations Co (FIIOC)
As Agent for Certain Emp Ben Plans
100 Magellan Way, #KW1C
Covington, KY 41015-1999

(1) Charles Schwab & Co. Inc. is the nominee account for many individual shareholder accounts; the Fund is not aware of the size or identity of any of the individual accounts.<BR><BR>

(2)  FIIOC is the trustee for various company sponsored retirement plans.

              PROPOSAL 1.  ELECTION OF BOARD OF DIRECTORS

It is proposed that a Board of four (4) directors be elected, each director to hold office indefinitely or until the next annual meeting of shareholders and until his or her successor is elected and qualified. It is the intention of the proxy holders named in the accompanying form of proxy to vote such proxy for the election of the persons listed below unless shareholders specifically indicated in their proxies their desire to withhold authority to vote for such persons. Unless otherwise specified, proxy holders
(or their substitutes) may cast an equal number of votes for each nominee for director or accumulate such votes and distribute them among the nominees at the discretion of said proxy holders. The
Board of Directors does not contemplate that any nominee will be unable to serve as a director for any reason, but if that should occur prior to the meeting, the proxy holders reserve the right to substitute another person or persons of their choice as nominee or nominees.

   Each nominee who is deemed an "interested person" of the Fund, as defined in the 1940 Act, is indicated by an asterisk. Mr. Gipson is deemed an "interested person" of the Fund because he is an officer of Pacific Financial Research, Inc. ("PFR" or the "Investment Advisor") and is an officer of the Fund. Each person listed below has consented to being named in this Proxy Statement and has indicated a willingness to serve as a director if elected.

                                        Shares of Capital Stock
                                              of the Fund
                                          beneficially owned
                                              directly or             Aggregate
                                             indirectly on  Percent      1999
               Position(s)   Position(s)      January 31,     of    Compensation
Nominee Name   with Fund     held since  Age     2000        Class    from Fund
------------   -----------   ----------  ---  -----------   ------- ------------

James H.       Director,        1983      57   213,902 (1)    1.5%         $-0-
Gipson*        Chairman
               and President

F. Otis        Director         1984      76    26,226 (3)     (2)       $5,000
Booth, Jr.

Norman B.      Director         1984      68    20,747 (4)     (2)       $5,000
Williamson

Lawrence P.    Director         1984      65    13,070 (5)     (2)       $5,000
McNamee

(1) Of the 213,902 shares attributed to Mr. Gipson, 116,207 are held by the Pacific Financial Research, Inc. Money Purchase Plan and Trust (the "Plan"), 9,974 are held by the Pacific Financial Research Employees Savings Plan (the "ESP"), 87,721 are held by
     Mr. Gipson of which 4,274 shares are held in an IRA account and 4,307 are held by Mrs. Gipson in an IRA. The 116,207 shares held by the Plan include 65,450 shares in which Mr. Gipson has a vested interest, 16,270 shares, Mr. Sandler, Vice President, has a vested interest, and 2,470 shares in which Michael Kromm, Secretary/Treasurer of the Fund, has a vested interest. The 9,974 shares held by the ESP include 1,406 shares in which Mr. Gipson has a vested interest, 1,474 shares in which Mr. Sandler has a vested interest and 1,096 shares in which Mr. Kromm has a vested interest.

(2)  The percentage of class is less than 1%.

(3)  The 26,226 shares attributed to Mr. Booth are held, individually, by him.

(4) The 20,747 shares attributed to Mr. Williamson are held individually by him in an IRA.

(5) Of the 13,070 shares attributed to Professor McNamee, 1,480 shares are held by him in an IRA and 11,590 shares are held in a trust.

   Mr. Gipson has been President of PFR, an investment management firm, since he founded it in 1980. Prior to 1980, he was a portfolio manager with Batterymarch Financial Company and with other investment management firms.

   Mr. Williamson had been a Vice President and Portfolio Manager with PFR since 1983 prior to his retirement December 31, 1990. From 1980 to 1983, he was self-employed as an investment manager. Prior to that, he was Assistant Treasurer and Manager of Pension Trust Administration for FMC Corporation.

   Professor McNamee had been a Professor of Computer Science at UCLA from 1966 until he retired in 1997.

   Mr. Booth has been a private investor and rancher from 1973 to the present.

   Over the last two years no nominee for director has had any material interest in a material transaction, or a proposed material transaction, to which PFR or the Fund was or is to be a party. During the last two years no nominee has been indebted to the Fund. No nominee has been a party adverse to the Fund in any material pending legal proceedings. In addition, no nominee has been the subject of any adverse securities-related judgments or orders.

   The Fund's Board of Directors has no standing audit, nominating or compensation committee or any committee performing similar functions. The Directors who are not "interested persons" of PFR serve as a de facto audit committee.

   Mr. Gipson has been a director and executive officer of the Fund since its organization, in December 1983. Messrs. McNamee and Booth have been directors of the Fund since its commencement of operations on February 19, 1984. Mr. Williamson was a director and executive officer of the Fund since its organization and prior to his retirement from PFR on December 31, 1990. He currently serves as a director to the Fund. Mr. Gipson, Mr. Sandler and Mr. Kromm, the Fund's executive officers, are elected annually by the Board of Directors, and serve at the Board's pleasure. Mr. Sandler, age 45, Vice President, was initially elected as a Director of the Fund in 1991. He resigned as a Director of the Fund on May 29, 1997, the day on which the Adviser, Pacific Financial Research became affiliated with United Asset Management Corp. Mr. Kromm, age 54, has been with PFR since 1990 and is presently its Operations Manager. He has been Secretary since 1992 and Treasurer since 1994.

   All directors and officers of the Fund as a group (6 persons) owned beneficially 283,232 shares of the Capital stock on January 31, 2000, approximately 1.5% of the outstanding shares. That number consists of an aggregate of 116,207 shares held by the Pacific Financial Research, Inc. Money Purchase Plan and Trust, 9,974 shares held by the Pacific Financial Research Employees Savings Plan, 26,227 shares held by Mr. F. Otis Booth, Jr., as described in the footnote to the table above, 87,721 shares held by Mr. Gipson, as described in the footnote to the table above, 20,747 shares held by Mr. Williamson in an IRA plan, 2,920 shares held by Mr. & Mrs. Kromm, of which 2,421 are held in an IRA plan, 13,070 shares held by Professor McNamee, of which 1,480 shares are held in IRA plans, 11,590 shares are held in Trust, and 6,365 shares are held by Mr. Sandler, of which 1,677 shares are held in IRA plans.

             REMUNERATION OF DIRECTORS, OFFICERS AND OTHERS
Officers and directors of the Fund who are also officers, directors, shareholders, employees or otherwise "interested persons" of the Investment Adviser receive no remuneration from the Fund. Each other director receives an annual fee of $5,000.
During the Fund's last fiscal year, three of the four directors who were not "interested persons" of the Investment Adviser received combined fees and no expenses totalling $15,000.
There were four Board of Director's meetings and one shareholder meeting held in calendar year 1999. Each of the directors attended 100% of those meetings except for Mr. McNamee who attended three of the four meetings. The Fund has no bonus, profit-sharing, pension or retirement plan.

                  RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF DIRECTORS, INCLUDING ALL "NON-INTERESTED" DIRECTORS,
RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF THE NOMINEES
AS DIRECTORS OF THE FUND.

In the election of directors, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected directors.

      PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS The 1940 Act requires that the Fund's independent auditors be selected by a majority of those directors who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Investment Adviser; that such selection be submitted for ratification or rejection at the Annual Meeting of Shareholders;
and that the employment of such independent auditors be conditioned on the right of the Fund, by vote of a majority of its outstanding securities at any meeting called for that purpose, to terminate such employment forthwith without penalty. The Board of Directors of the Fund, including those directors who are not "interested persons" of the Fund or the Investment Adviser, have approved the selection of Ernst & Young LLP as independent auditors for the calendar year ending December 31, 2000.

   Accordingly, such selection of Ernst & Young LLP as independent auditors of the Fund is submitted to shareholders for ratification or rejection. To the knowledge of the Fund and the Investment Adviser, apart from its fees received as independent auditors, neither the firm of Ernst & Young LLP nor any of its partners has a direct, or material indirect, financial interest in the Fund or the Investment Adviser or affiliates of the Investment Adviser.

   A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                     RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF DIRECTORS, INCLUDING ALL "NON-INTERESTED" DIRECTORS,
RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE FUND.

In order to ratify the selection of Auditors, the affirmative vote of the holders of a majority of the aggregate shares of the Fund represented and entitled to vote at the meeting is required.

                             OTHER MATTERS
The Board of Directors is not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters. Votes withheld from any nominee for director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. Abstentions and broker non-votes will also be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

   The Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally by telephone and the Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting material to their principals.

   Proposals of shareholders intended to be presented at the next annual meeting of the Fund must be received by the Fund for inclusion in the Fund's proxy statement relating to that meeting at the principal executive offices of the Fund at 9601 Wilshire Boulevard, Suite 800, Beverly Hills, California 90210, not later than December 31, 2000.


   NOTICE TO BANKS, BROKERS/DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES Please advise the Fund, in care of National Financial Data
Services, Inc., P.O. Box 5229, Kansas City, Missouri 64120, whether other persons are the beneficial owners of the shares for which proxies are being solicited from you and, if so, the number of copies of the Proxy Statement, other soliciting material and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares.

                IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN
THE PROXY BALLOT IN THE ENCLOSED STAMPED ENVELOPE. IF YOU PLAN TO ATTEND THE MEETING, YOU MAY CHANGE YOUR VOTE, IF DESIRED, AT THAT TIME.

FEBRUARY 18, 2000

                             PROXY BALLOT

CLIPPER FUND/SM/
c/o NFDS, P.O. BOX 219152
Kansas City, Missouri 64121-9152

              ANNUAL MEETING OF SHAREHOLDERS - MARCH 23, 2000


This proxy is being solicited on behalf of the Board of Directors. The undersigned hereby appoints James H. Gipson, proxyholder, with full power of substitution, to vote for the undersigned at the Annual Meeting of Shareholders of Clipper Fund, Inc. to be held on March 23, 2000, and at any adjournments thereof, with respect to the matters below hereof hereof, which are more fully described in the Proxy Statement dated February 18, 2000, receipt of which is acknowledged by the undersigned.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS IS
MADE, ACCORDING TO THE RECOMMENDATIONS OF MANAGEMENT IN THE PROXY STATEMENT. UNLESS OTHERWISE SPECIFIED, THE PROXYHOLDER NAMED HEREON, OR THEIR SUBSTITUTES, MAY CAST AN EQUAL NUMBER OF VOTES FOR EACH NOMINEE FOR
DIRECTOR OR CUMULATE SUCH VOTES AND DISTRIBUTE THEM AMONG THE NOMINEES AT THE DISCRETION OF SAID PROXYHOLDERS.

PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees or guardians should give full titles when signing. Please sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

To vote by Telephone

1. Read the Proxy statement and have the Proxy card below at hand.
2. Call 1-800-690-6903
3. Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.

To vote by Internet

1. Read the Proxy statement and have the Proxy card below at hand.
2. Go to the Website www.proxyvote.com
3. Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLIPPER FUND, INC.

For address changes and/or comments, please check
and write them on the back where indicated.         [  ]

Election of Directors
1.  The election of the nominees for Directors specified
    in the Proxy Statement.
                                                      For   Withhold   For All
                                                      All     All       Except
                                                      [ ]     [ ]         [ ]
    01) F. Otis Booth, Jr.  03) Lawrence P. McNamee
    02) James H. Gipson     04) Norman B. Williamson

    To withhold authority to vote, mark "For all Except" and write the nominee's number on the line below.

    __________________________


Vote on Proposal
2. Ratification of the selection by Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 2000

                                                 For     Against    Abstain
                                                 [ ]       [ ]        [ ]


3. Such other business as may properly come before the meeting or at any adjournment thereof. As to such business the undersigned hereby confers discretionary authority.


____________________________________________    _______________________________
Signature [PLEASE SIGN WITHIN BOX]   Date       Signature (Joint Owners)   Date